                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement (Form S-8) pertaining to the Amended and Restated 1997 Stock Incentive Plan and the Amended and Restated 1999 Employee Stock Purchase Plan of SilverStream Software, Inc. of our report dated February 12, 2002, with respect to the consolidated financial statements and schedule of SilverStream Software, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Boston, Massachusetts
May 29, 2002